Exhibit 10.13

STOCKHOLDER AGREEMENT

THIS STOCKHOLDER AGREEMENT (this “Agreement”) is entered as of [•], 2021, by and among NB Merger Corp., a Delaware corporation (the “Company”), Nuvve Corporation, a Delaware corporation (the “Operating Company”), and the stockholder of the Company listed on Schedule I hereto (the “Stockholder”). The Company, the Operating Company and the Stockholder are sometimes referred to collectively as the “Parties” and each as a “Party.”

RECITALS

WHEREAS, the Company and the Operating Company are parties to that certain Merger Agreement, dated as of November 11, 2020 (the “Merger Agreement”), with Newborn Acquisition Corp. (“Newborn”), Nuvve Merger Sub Inc. (“Merger Sub”) and Ted Smith, as the representative of the stockholders of the Operating Company, which provides, among other things, for (a) Newborn to merge with and into the Company, with the Company surviving and the security holders of Newborn becoming security holders of the Company, and (b) Merger Sub to merge with and into the Operating Company, with the Operating Company surviving as a wholly owned subsidiary of the Company and the security holders of the Operating Company becoming security holders of the Company (the “Business Combination”); and

WHEREAS, it is estimated that, immediately after the Closing (as defined below), the Stockholder will own 7.8% of the outstanding shares of Common Stock (as defined below), assuming the holders of Newborn’s ordinary shares do not elect to convert any such ordinary shares into a pro rata portion of the trust fund established in connection with Newborn’s initial public offering as provided for in Newborn’s memorandum and articles of association; and

WHEREAS, the Company, the Operating Company and the Stockholder desire to establish herein certain terms and conditions upon which the Stockholder will hold the Merger Shares (as defined below), including the designation of a director for appointment to each of the boards of the Company and the Operating Company, and to provide for certain other matters.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person directly or indirectly owning or controlling 10% or more of any class of outstanding equity securities of such Person or (iii) any officer, director, general partner, managing member or trustee of any such Person described in clause (i) or (ii).

“Applicable Law” means the Delaware General Corporation Law and other applicable provisions of law.

“beneficial owner” or “beneficially own” has the meaning given such term in Rule 13d-3 under the Exchange Act and a Person’s beneficial ownership of Common Stock shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of determining beneficial ownership, (i) a Person shall be deemed to be the beneficial owner of any security that may be acquired by such Person, whether within 60 days or thereafter, upon the conversion, exchange or exercise of any warrants, options, rights or other securities and (ii) no Person shall be deemed to beneficially own any security solely as a result of this Agreement.

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York or in Tokyo, Japan.

“Bylaws” means the Bylaws of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the terms of the Charter and the terms of this Agreement.

“Charter” means the Certificate of Incorporation of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of this Agreement.

“Closing” means the closing of the transactions contemplated by the Merger Agreement.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Director” means any member of the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Merger Shares” means the shares of Common Stock issued pursuant to the Merger Agreement or any shares or other securities which such shares of Common Stock may have been converted into or exchanged for in connection with any exchange, reclassification, dividend, distribution, stock split, combination, subdivision, merger, spin-off, recapitalization, reorganization or similar transaction.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, voting, receipt of dividends or other distributions, hypothecation or similar disposition of, any Common Stock beneficially owned by a Person, including, but not limited to, any swap or any other agreement including a transaction that transfers or separates, in whole or in part, any of the economic consequences of ownership of the Common Stock and/or voting rights in respect thereof, whether such transaction is to be settled by delivery of Common Stock, other securities, cash or otherwise. A Transfer shall not be deemed to have occurred solely by reason of a change of control of the ultimate controlling Persons as of the date hereof of the Stockholder.

“Transferee” means any Person to whom the Stockholder Transfers Merger Shares.

ARTICLE II
CORPORATE GOVERNANCE

Section 2.1 Company Board Representation. Effective as of the Closing and until this Section 2.1 terminates pursuant to Section 2.3:

(a) Subject to and in accordance with the terms and conditions of this Agreement, the Stockholder shall have the right to have not more than one individual designated by the Stockholder (the “Stockholder Designee”) serving as a Director of the Company.

(b) The Directors will be elected by the Company’s stockholders in accordance with Applicable Law, the Charter and the Bylaws, and the Stockholder shall have the right to designate one Stockholder Designee to be nominated by the Company for election as a Director at each annual or special meeting, as applicable, held for the purpose of electing the Directors of the Company, if either (i) the existing Stockholder Designee’s term expires at such meeting or (ii) no Stockholder Designee is a Director of the Company at the time of the mailing of the proxy statement (or consent solicitation or similar document) of the Company for such meeting. The Company agrees to nominate, recommend and include the Stockholder Designee in the Company’s slate of nominees that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of Directors by the holders of Common Stock and shall provide the same level of support for the election of such Stockholder Designee as the Company provides to any other individual standing for election as a Director as part of the Company’s slate of Directors.

(c) In the event that no Stockholder Designee is then a Director of the Company, whether by reason of the death, disability, retirement, resignation or removal (with or without cause) of a prior Stockholder Designee, the non-election or non-appointment of a Stockholder Designee, or otherwise, the Stockholder shall have the right to designate a new Stockholder Designee, and subject to Applicable Law, the Charter and the Bylaws, the Company hereby agrees to take, at any time and from time to time, all actions necessary to appoint such Stockholder Designee to the Board, including increasing the size of the Board. To the extent permitted under Applicable Law, the Charter and the Bylaws, any Stockholder Designee appointed in accordance with this paragraph shall be appointed to the class of Directors with the longest remaining term.

(d) The Parties hereto acknowledge and agree that the initial Stockholder Designee is the Person identified in Schedule I hereto. The Company shall take all actions necessary to cause such Stockholder Designee, upon the Closing, to be elected or appointed as a member of the class of Directors whose term expires at the third succeeding annual meeting after the Closing.

(e) Unless the Company has received the consent of the Stockholder Designee, and except as provided in Section 2.1(c), the Company shall not take any action to cause the Board to consist of more than seven (7) Directors.

(f) Notwithstanding anything else herein to the contrary, the Company shall not be required to nominate for election to or appoint any Stockholder Designee pursuant to Section 2.1(a) or Section 2.1(c), if (i) the Board has determined in good faith, after consultation with its outside counsel, that such Stockholder Designee would not meet any eligibility requirement set forth under Applicable Law, the stock exchange listing rules then applicable to the Company or the corporate governance policies of the Company generally applicable to all Directors, or (ii) the Board has determined in good faith that such Stockholder Designee has continually and willfully refused or failed to perform a material part of his or her duties as a Director, has been convicted of, or pled guilty or nolo contendere to, any crime which constitutes a felony in the jurisdiction involved or has been convicted of, or pled guilty or nolo contendere to, any crime involving moral turpitude, has committed any act of fraud, misappropriation, or embezzlement, in any case involving the properties, assets or funds of the Company or its subsidiaries, has engaged in any other willful and dishonest conduct against the Company or its subsidiaries, has committed any act which has materially harmed or is reasonably likely to cause material harm to the Company’s brand or reputation, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act of 1934, as amended, or otherwise has committed an act that would constitute “cause” for the purposes of his or her removal.

(g) The Stockholder shall notify the Company in writing of the name of the proposed Stockholder Designee and shall provide all information concerning such nominee reasonably requested by the Company, so that the Company can comply with applicable disclosure rules, a reasonable time in advance of (i) any action taken or annual or special meeting held for the purpose of electing the Directors of the Company, and (ii) the mailing of any proxy statement or information statement in connection with such action taken or annual or special meeting; provided, that, in the absence of such notice, the Stockholder shall be deemed to have designated the Stockholder Designee serving as a Director as of the date of such mailing.

(h) The Company shall reimburse the Stockholder Designee for reasonable out-of-pocket expenses incurred by him or her for the purpose of attending meetings of the Board or committees thereof in the same manner that it reimburses other Directors and agrees that the Stockholder Designee (other than any Stockholder Designee who is an employee of the Company) shall be entitled to the same compensation as other non-employee Directors as may be approved from time to time.

(i) The Stockholder Designee in his or her capacity as a Director shall be entitled to the benefits under any director and officer insurance policy maintained by the Company to the same extent as any similarly situated Director. The Company shall duly authorize and enter into an indemnification agreement with the Stockholder Designee in his or her capacity as a Director, on substantially the same terms as is available to the other Directors.

(j) As a condition to his or her appointment or election as a Director, each Stockholder Designee shall submit a contingent resignation letter to the Company and the Operating Company, which resignation shall become effective upon the earlier of (i) the termination of this ARTICLE II pursuant to Section 2.3, or (ii) the appointment or election of a subsequent Stockholder Designee as a Director of the Company.

(k) At any time that a Stockholder Designee is not seated as a Director of the Company, the Company shall allow one observer (the “Observer”) designated by the Stockholder to attend all meetings of the Board and the committees thereof, in a nonvoting observer capacity and the Company shall give such Observer copies of all notices, minutes, consents, and other materials that the Company provides to the Directors at the same time and in the same manner as provided to such Directors. The right of the Observer to attend such meetings and receive such materials shall be contingent upon the Observer signing a confidentiality agreement on terms and conditions reasonably satisfactory to the Company.

(l) Notwithstanding whether a Stockholder Designee is seated as a Director of the Company or whether an Observer has been allowed to attend meetings of the Board and committees thereof pursuant to Section 2.1(k), the Stockholder shall be entitled to designate one observer (who shall be an officer, director or employee of the Stockholder or an Affiliate of the Stockholder) (the “TTC Company Observer”) to attend all meetings of the Board and the committees thereof, in a nonvoting observer capacity and the Company shall give the TTC Company Observer copies of all notices, minutes, consents, and other materials that the Company provides to the Directors at the same time and in the same manner as provided to such Directors. The right of the TTC Company Observer to attend such meetings and receive such materials shall be contingent upon the TTC Company Observer signing a confidentiality agreement on terms and conditions reasonably satisfactory to the Company.

Section 2.2 Operating Company Board Representation. Effective as of the Closing and until this Section 2.2 terminates pursuant to Section 2.3:

(a) Subject to and in accordance with the terms and conditions of this Agreement, the Stockholder shall have the right to have not more than one individual designated by the Stockholder serving as a director of the Operating Company.

(b) The Company shall cause any Stockholder Designee who is a member of the Board (or if none, the Observer) to be elected or appointed as a member of the board of directors of the Operating Company.

(c) The Operating Company shall reimburse the Stockholder Designee for reasonable out-of-pocket expenses incurred by him or her for the purpose of attending meetings of the board of directors of the Operating Company or committees thereof in the same manner that it reimburses other directors of the Operating Company. The Operating Company shall not have to reimburse the Stockholder Designee for travel costs if the Stockholder Designee will be travelling for Board or committee meetings of the Company which are held at around the same time as board of director meetings or committee meetings of the Operating Company.

(d) The Stockholder Designee in his or her capacity as a director of the Operating Company shall be entitled to the benefits under any director and officer insurance policy maintained by the Operating Company to the same extent as any similarly situated director of the Operating Company. The Operating Company shall duly authorize and enter into an indemnification agreement with the Stockholder Designee in his or her capacity as a director of the Operating Company, on substantially the same terms as is available to the other directors of the Operating Company.

(e) At any time that neither a Stockholder Designee nor an Observer is seated as a member of the board of directors of the Operating Company, the Company shall allow the Stockholder Designee seated as a member of the Board of the Company (or if none, the Observer) to attend all meetings of the board of directors of the Operating Company and the committees thereof, in a nonvoting observer capacity and the Operating Company shall give such Stockholder Designee or Observer copies of all notices, minutes, consents, and other materials that the Operating Company provides to its board of directors at the same time and in the same manner as provided to its board of directors.

(f) Notwithstanding whether a Stockholder Designee is seated as a Director of the Operating Company or whether an observer has been allowed to attend meetings of the board of directors of the Operating Company and committees thereof pursuant to Section 2.2(d), the Stockholder shall be entitled to designate one observer (who shall be an officer, director or employee of the Stockholder or an Affiliate of the Stockholder) (the “TTC Operating Company Observer”) to attend all meetings of the board of directors of the Operating Company and committees thereof, in a nonvoting observer capacity and the Operating Company shall give the TTC Operating Company Observer copies of all notices, minutes, consents, and other materials that the Operating Company provides to the board of directors of the Operating Company at the same time and in the same manner as provided to the directors of the Operating Company. The right of the TTC Operating Company Observer to attend such meetings and receive such materials shall be contingent upon the TTC Company Observer signing a confidentiality agreement on terms and conditions reasonably satisfactory to the Company.

Section 2.3 Termination of Rights. At such time as the Merger Shares beneficially owned by the Stockholder, together with its Affiliates (through equity ownership), cease to represent at least five percent (5%) of the issued and outstanding shares of Common Stock, this ARTICLE II shall terminate and the Stockholder shall cease to have the right to designate a Director pursuant to Section 2.1 or to have such Director elected or appointed as a member of the board of directors of the Operating Company pursuant to Section 2.2.

Section 2.4 Rights Not Transferrable. No Transferee of the Stockholder shall be entitled to any rights under this Agreement, other than any Transferees who are Affiliates (through equity ownership) of the Stockholder and who agree in writing to be bound by the terms of this Agreement.

ARTICLE III
MISCELLANEOUS

Section 3.1 Termination. Subject to the early termination of any provision as a result of an amendment to this Agreement agreed to by the Company, the Operating Company and the Stockholder as provided under Section 3.2, this Agreement shall terminate upon the termination of ARTICLE II as provided in Section 2.3. Nothing herein shall relieve any Party from any liability for the breach of any of the agreements set forth in this Agreement.

Section 3.2 Amendments and Modifications. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective without the approval in writing of the Company, the Operating Company and the Stockholder; provided, that any Party may waive in writing the benefit of any provision of this Agreement with respect to itself for any purpose.

Section 3.3 Waivers, Delays and Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach, default or noncompliance by another Party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. No single or partial exercise of any such right, power, remedy, or any abandonment or discontinuance of steps to enforce such right power or remedy, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any Party hereto of any breach, default or noncompliance under this Agreement or any waiver on such Party’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any Party, shall be cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

Section 3.4 Successors, Assigns and Transferees. This Agreement shall bind and inure to the benefit of and be enforceable by the Parties hereto and their permitted successors and assigns.

Section 3.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first (1st) Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier service, or (c) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

(a) if to the Company or the Operating Company, to:

Nuvve Holding Corp.
2468 Historic Decatur Road
San Diego, CA 92106
Attn: Gregory Poilasne, Chief Executive Officer
Phone: (619) 456-5161
Email: gregory@nuvve.com

with a copy (which shall not constitute notice) to:

Graubard Miller
The Chrysler Building
405 Lexington Avenue, 11th Floor
New York, NY 10174
Attn: David Alan Miller, Eric Schwartz
Phone: (212) 818-8661, (212) 818-8602
Email: dmiller@graubard.com, eschwartz@graubard.com

(b) if to the Stockholder, to the address set forth on Schedule I.

Section 3.6 Interpretation. When a reference is made in this Agreement to a Section, Article, or Exhibit, such reference shall be to a Section, Article, or Exhibit of this Agreement unless otherwise indicated. The headings contained in this Agreement or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified.

Section 3.7 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the Merger Agreement and the Additional Agreements (as defined in the Merger Agreement) constitute the entire agreement among the Parties, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the Parties with respect to the subject matter hereof and thereof. Notwithstanding any oral agreement or course of action of the Parties to the contrary, no Party to this Agreement shall be under any legal obligation to enter into or complete the obligations contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the Parties.

Section 3.8 No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

Section 3.9 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

Section 3.10 Submission to Jurisdiction. Each of the Parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other Party or its successors or assigns shall be brought and determined in the courts (Federal and state) in California, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in California, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in California as described herein. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in California as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 3.11 Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the Parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the courts (Federal and state) in California, this being in addition to any other remedy to which such Party is entitled at law or in equity. Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Section 3.12 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 3.13 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.14 Counterparts. This Agreement may be executed in three or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

Section 3.15 Facsimile or Portable Document File Signature. This Agreement may be executed by facsimile or portable document file signature and a facsimile or portable document file signature shall constitute an original for all purposes.

Section 3.16 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, each of the Company, the Operating Company and the Stockholder covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner, trustee, beneficiary or equity holder of the Company, the Operating Company or the Stockholder or of any Affiliate thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, agent, partner, member, trustee, beneficiary, or employee of the Company, the Operating Company or the Stockholder or of any Affiliate thereof, as such for any obligation of the Company, the Operating Company or the Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

Section 3.17 Confidentiality. The Stockholder shall not at any time, during the term of this Agreement or thereafter, divulge to any person or entity or use any Confidential Information obtained or learned by it, except (i) with the Company’s prior written consent, (ii) to the extent that any such information is in the public domain other than as a result of the Stockholder’s breach of any of its obligations hereunder, (iii) where the information was known to the Stockholder before it was disclosed to the Stockholder by the Company or any of its subsidiaries and the Stockholder was not under any obligation of confidence in respect of that information, (iv) to the directors, executives and employees of the Stockholder’s Affiliates who need to know in connection with the Stockholder’s ownership of the Merger Shares, or (v) where required to be disclosed by court order, subpoena or other government process. If the Stockholder shall be required to make disclosure pursuant to the provisions of clause (v) of the preceding sentence, the Stockholder shall promptly, but in no event more than 48 hours after learning of such subpoena, court order, or other government process, notify the Company and, at the Company’s expense, the Stockholder shall: (a) take all reasonably necessary and lawful steps required by the Company to defend against the enforcement of such subpoena, court order or other government process, and (b) permit the Company to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof. The Stockholder shall limit and restrict access to the Confidential Information to those of its directors, executives and employees and the directors, executives and employees of its Affiliates who need such access in connection with the Stockholder’s ownership of the Merger Shares. The Stockholder shall advise each of such directors, executives and employees to whom it provides access to any of the Confidential Information of the confidential nature of the Confidential Information, and the Stockholder shall be responsible for any breach of the terms of this Agreement by any such director, executive or employee. The Stockholder shall promptly, following the termination of this Agreement or upon earlier request by the Company, return all written materials, and destroy all materials stored in an electronic medium, in its possession embodying any Confidential Information. To the extent restricted or prohibited by applicable laws, the Stockholder shall not engage in any transaction involving the Company’s securities while in the possession of any material Confidential Information prior to the time such information is made known to the general public. If the Stockholder commits a breach, or threatens to commit a breach, of any of the provisions of this Section 3.17, the Company shall have the right and remedy to seek to have the provisions of this Section 3.17 specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by the Stockholder that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. The rights and remedies enumerated in this Section 3.17 shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity. “Confidential Information” means all information and trade secrets relating to or used in the business and operations of the Company and its subsidiaries (including, but not limited to, marketing methods and procedures, customer lists, sources of supplies and materials, business systems and procedures, information regarding its financial matters, or any other information concerning the personnel, operations, intellectual property, trade secrets, know how, or business or planned business of the Company and its subsidiaries), whether prepared, compiled, developed or obtained by the Stockholder or by the Company or any of its subsidiaries prior to or during the term of this Agreement, that is treated by the Company or any of its subsidiaries as confidential or proprietary or is reasonably considered by the Company or any of its subsidiaries to be confidential or proprietary.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

NB MERGER CORP.

By:
Name:
Title:

NUVVE CORPORATION

By:
Name:
Title:

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[Signature Page to Stockholder Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

STOCKHOLDER:

(Name)

(Signature)

(Name and Title of Signatory)

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